As filed with the Securities and Exchange Commission on October 9, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVITA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	85-1021707
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

28159 Avenue Stanford, Suite 220,

Valencia, CA 91355

661.367.9170

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporate Creations Networks Inc.

3411 Silverside Road, St. 104

Wilmington, Delaware 19808

(561) 694-8107

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher H. Cunningham

Jonathan M. Miner

K&L Gates LLP 925 Fourth Avenue

Seattle, WA 98104

(206) 370-7639

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the registrant.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional class of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock	—(1)(3)	—	—	—
Preferred Stock	—(1)(4)	—	—	—
Warrants	—(1)	—	—	—
Units	—(1)	—	—	—
Total	—(1)	—	$200,000,000	$21,820.00

(1)

Not specified as to each class of securities to be registered pursuant to General Instruction II.D. to Form S-3. An indeterminate number of shares of Common Stock, Preferred Stock, Warrants and Units are registered for issuance by the registrant as may from time to time be issued hereunder at indeterminate prices, provided that the aggregate offering price of the Common Stock offered by the registrant hereunder will not exceed $200,000,000.

(2)	The proposed maximum offering price per share will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act based on the Proposed Maximum Aggregate Offering Price.
(4)

Includes an indeterminate number of shares of the registrant’s Common Stock, issuable upon conversion of the Preferred Stock, Warrants, and/or Units registered hereby. Such shares of Common Stock issuable upon conversion of the Preferred Stock, Warrants, and/or Units will be issued for no additional consideration and therefore no registration fee is required pursuant to Rule 457(i) of the Securities Act.

(5)

Includes an indeterminate number of shares of the registrant’s Preferred Stock, issuable upon conversion of Warrants or Units registered hereby. Such shares of Preferred Stock issuable upon conversion of the Warrants or Units will be issued for no additional consideration and therefore no registration fee is required pursuant to Rule 457(i) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We, and the stockholders identified in this prospectus, may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 9, 2020

PROSPECTUS

AVITA THERAPEUTICS, INC.

$200,000,000

Of

COMMON STOCK

PREFERRED STOCK

WARRANTS

UNITS

We may offer and sell from time to time our common stock, preferred stock, warrants, and units. The aggregate initial offering price of all securities sold by AVITA Therapeutics, Inc. pursuant to this prospectus and any prospectus supplement will not exceed $200,000,000.

This prospectus describes the general terms of these securities and the general manner in which we will offer these securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus and any prospectus supplement, carefully before you make your investment decision.

See “Risk Factors” beginning on page 5 of this prospectus, together with risk factors contained in any applicable prospectus supplement, for factors you should consider before buying any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We may offer these securities for sale directly to investors or through underwriters, dealers or agents. We will set forth the names of any underwriters, dealers or agents and their compensation in the accompanying prospectus supplement.

The date of this Prospectus is                 , 2020.

ABOUT THIS PROSPECTUS

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any prospectus supplement to “AVITA Therapeutics” and to the “Company,” “we,” “us” or “our” are to AVITA Therapeutics, Inc. and its subsidiaries which together are referred to as the “AVITA Group”.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $200,000,000. This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” below.

You should rely only on the information included or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer to sell in any jurisdiction in which the offer is not permitted. You should not assume that the information in the prospectus, any prospectus supplement or any other document incorporated by reference in this prospectus is accurate as of any date other than the dates of those documents.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “may,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Our forward-looking statements are based on assumptions that we believe to be reasonable but that may not prove to be accurate. The statements do not include the potential impact of future transactions, such as an acquisition, disposition, merger, joint venture or other transaction that could occur. We undertake no obligation to publicly update or revise any forward-looking statement.

All of our forward-looking information is subject to risks and uncertainties that could cause actual results to differ materially from the results expected. Although it is not possible to identify all factors, these risks and uncertainties include the risk factors and the timing of any of those risk factors described in our annual report on Form 10-K for the year ended June 30, 2020. These documents are available through our web site or through the SEC’s Electronic Data Gathering and Analysis Retrieval System at http://www.sec.gov.

OVERVIEW OF OUR BUSINESS

The AVITA Group is a regenerative medicine group with a technology platform positioned to address unmet medical needs in burn injuries, trauma injuries, chronic wounds, and dermatological and aesthetics indications, including vitiligo. Our patented and proprietary platform technology provides innovative treatment solutions derived from the regenerative properties of a patient’s own skin. Our medical device works by preparing Spray-On Skin™ Cells, an autologous cellular suspension comprised of the patient’s skin cells, which is then sprayed on the patient in order to regenerate natural healthy epidermis.

Our first United States (“U.S.”) product, the RECELL® System, was approved by the U.S. Food and Drug Administration (“FDA”) in September 2018 for the treatment of acute thermal burn injuries in patients 18 years and older. The RECELL System is used to prepare Spray-On Skin Cells using a small amount of a patient’s own skin, providing a new way to treat severe burns, and simultaneously significantly reducing the amount of donor skin required. The RECELL System is designed to be used at the point of care as a standalone product, or in combination with “skin transplants”, known as split-thickness skin autografts, depending on the depth of the burn injury. The pivotal studies leading to the RECELL System’s FDA premarket approval (“PMA”) for the treatment of acute thermal burns, demonstrated that the RECELL System treated burns using 97.5 percent less donor skin when used alone in second-degree burns, and 32 percent less donor skin when used with autograft for third-degree burns compared to standard of care autografting. In these studies a statistically significant reduction in donor skin required to treat burn patients with the RECELL System was realized without any associated compromise to healing or safety outcomes. Donor site outcomes from the clinical trial for second-degree burns also revealed a statistically significant reduction in patient-reported pain, increased patient satisfaction and improved scar outcomes.

Our compelling data from prospective, randomized, controlled clinical trials conducted at major United States burn centers, health economics modeling, and real-world use globally, demonstrate that the RECELL System is a significant advancement over the current standard of care for burn patients and offers benefits in clinical outcomes and cost savings.

Following receipt of our PMA, we commenced commercializing the RECELL System in January 2019 in the U.S., and we expect the dominant focus of our commercial efforts to be directed towards the U.S. market going forward.

The RECELL System is Therapeutic Goods Administration (“TGA”)-registered in Australia cleared for use in the treatment of burns, acute wounds, scars and repigmentation (vitiligo). In Europe, the RECELL System received CE-mark approval for the treatment of burns, chronic wounds, scars and vitiligo.

Our website address is www.avitamedical.com. Information contained on our website is not part of or incorporated into this report. We make our periodic reports, together with any amendments, available on our website, free of charge, as soon as reasonably practicable after we electronically file or furnish the reports with the Securities and Exchange Commission, or SEC or with the Australian Securities Exchange, or ASX. The SEC maintains an internet site, www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Copies of announcements made by the Company to the ASX are available on ASX’s website (www.asx.com.au).

Corporate History

AVITA Therapeutics, a Delaware corporation, was originally formed in April 2020. The former parent company of the AVITA Group, AVITA Medical Limited, was formed under the laws of the Commonwealth of Australia in December of 1992, and has operated as AVITA Medical since 2008. AVITA Medical’s ordinary shares originally began trading in Australia on the Australian Securities Exchange (“ASX”) on August 9, 1993. AVITA Medical’s ordinary shares, in the form of American Depositary Shares (“ADSs”), began trading on the NASDAQ Stock Market LLC (“NASDAQ”) on October 1, 2019 under the ticker symbol “RCEL”.

Effective June 29, 2020, we implemented a statutory scheme of arrangement under Australian law to change our domicile from Australia to the U.S. Under the scheme of arrangement, we became the new parent company of the AVITA Group, and all ordinary shares in AVITA Medical (including ordinary shares represented by ADSs) held by securityholders were exchanged for shares of common stock or CHESS Depositary Interests (“CDIs”). As a result, the existing listing of AVITA Medical on the ASX (as its primary listing) and on NASDAQ (as its secondary listing) was inverted and replaced with a new listing of AVITA Therapeutics on NASDAQ (as its primary listing) under the existing ticker symbol, “RCEL”, and on the ASX (as its secondary listing) under the existing ticker symbol, “AVH”. AVITA Therapeutics’ shares of common stock trade on NASDAQ and its CDIs trade on ASX (with five CDIs trading on ASX representing one share of common stock on NASDAQ).

Our principal executive office is located at 28159 Avenue Stanford, Suite 220,Valencia, CA 91355, and our telephone number is 661.367.9170.

RISK FACTORS

For a complete discussion of Risk Factors affecting us, please see our discussion of Risk Factors in our annual report on Form 10-K for the fiscal year ended June 30, 2020 which was filed on August 27, 2020 and is incorporated by reference to this prospectus.

Risks Relating to an Offering

Future capital requirements may require incurring debt or dilution of existing stockholders.

Acquisition, development and partnership opportunities together with other contingencies may arise, which could require us to raise additional capital or incur debt. If we raise additional capital through the sale of equity, including preferred stock, warrants or convertible debt securities, the percentage ownership of our then existing stockholders will be diluted.

Because we do not intend to pay dividends on our Common Stock, stockholders will benefit from an investment in our stock only if it appreciates in value.

We have never declared or paid any cash dividends on our shares of common stock. We currently intend to retain all future earnings, if any, for use in the operation and expansion of the business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends will be at the discretion of our Board of Directors and will depend on factors the Board of Directors deems relevant, including among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of any credit facilities and other financing arrangements. Accordingly, realization of a gain on stockholders’ investments will depend on the appreciation of the price of our stock. We can make no guarantee that our common stock will appreciate in value.

USE OF PROCEEDS

Unless specified otherwise in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes, which may include, among other things:

•	capital expenditures

•	working capital

•	research and development

•	acquisitions

•	repayment of debt if any; and

•	repurchases and redemptions of securities.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF OUR CAPITAL STOCK

We are a Delaware corporation. The rights of our stockholders are governed by the Delaware General Corporation Law, or the DGCL, and our amended certificate of incorporation (the “Certificate”) and our amended and restated bylaws (the “Bylaws”). The following summary of some of the material terms, rights and preferences of our capital stock is not complete. You should read our Certificate and our Bylaws for more complete information. In addition, you should be aware that the summary below does not give full effect to the terms of the provisions of statutory or common law which may affect your rights as a stockholder.

Common Stock

General

The Certificate authorizes the issuance of up to 200,000,000 shares of common stock, $0.0001 par value per share.

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, in an uncontested election, holders of a majority of the voting shares are able to elect all of the directors.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. Dividends may be paid in cash, in property or in shares of common stock. Declaration and payment of any dividend will be subject to the discretion of the board of directors. The time and amount of dividends will be dependent upon our financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs, restrictions in our debt instruments, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors the Board may consider relevant.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no pre-emptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences, and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Fully Paid and Nonassessable

All outstanding shares of our common stock are fully paid and non-assessable.

Annual Stockholder Meetings

The Certificate and Bylaws provide that annual stockholder meetings will be held at a date, place (if any) and time, as exclusively selected by the board of directors. To the extent permitted under applicable law, we may but are not obligated to conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of Provisions of the Certificate and Bylaws and DGCL

Some provisions of the DGCL, the Certificate and Bylaws could make the following transactions difficult: (i) acquisition of the Company by means of a tender offer; (ii) acquisition of the Company by means of a proxy contest or otherwise; or (iii) removal of incumbent officers and directors of the Company. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in the our best interest, including transactions that might result in a premium over the market price for our common stock.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the Board.

Delaware law.

We are subject to Section 203 of the DGCL, an anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder. A “business combination” includes a merger, sale of 10% or more of our assets and certain other transactions resulting in a financial benefit to the stockholder. For purposes of Section 203, an “interested stockholder” is defined to include any person that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation;

•	an affiliate or associate of the corporation and was the owner of 15% or more of the corporation’s voting stock outstanding, at any time within three years immediately before the relevant date; and

•	an affiliate or associate of the persons described in the foregoing bullet points.

However, the above provisions of Section 203 do not apply if:

•	our board approves the transaction that made the stockholder an interested stockholder before the date of that transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by our officers and directors; or

•

on or subsequent to the date of the transaction, the business combinations approved by our board and authorized at a meeting of our stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Stockholders may, by adopting an amendment to our Certificate or Bylaws, elect for the corporation not to be governed by Section 203, effective 12 months after adoption. Neither our Certificate nor our bylaws exempts us from the restrictions imposed under Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board.

Stockholder Proposals and Director Nominations.

Our stockholders can submit stockholder proposals and nominate candidates for our board of directors if the stockholders follow advance notice procedures described in our Bylaws.

To nominate directors, stockholders must submit a written notice at least 120 days before the first anniversary of the date of our proxy statement for the previous year’s annual stockholders’ meeting. The notice must include the name and address of the stockholder, the class and number of shares owned by the stockholder, information about the nominee required by the SEC and the written consent of the nominee to serve as a director. Our board of directors may require the nominee to furnish the same information as is required in the stockholders’ notice that pertains to the nominee.

Stockholder proposals must be submitted at least 120 days before the first anniversary of the date of our proxy statement for the previous year’s annual stockholders’ meeting. The notice must include a description of the proposal, the reasons for bringing the proposal before the meeting, the name and address of the stockholder, the class and number of shares owned by the stockholder and any material interest of the stockholder in the proposal.

In each case, if we did not hold an annual meeting in the previous year or if we have changed the date of the annual meeting by more than 30 days from the date contemplated in the previous year’s proxy statement, stockholders must submit the notice within a reasonable time before we begin to print and send our proxy materials.

Director nominations and stockholder proposals that are late or that do not include all required information may be rejected. This could prevent stockholders from bringing certain matters before an annual meeting, including making nominations for directors.

Special Stockholder Meetings

Our Bylaws provide that a special meeting of stockholders (1) may be called at any time by the order of a majority of the entire board of directors, the Chairman of the Board, the Chief Executive Officer or the President (in the absence of a chief executive officer), and (2) shall be called by the Secretary upon the written request of the holders of record of at least twenty-five percent (25%) of the outstanding shares of our common stock.

Requirements for Advance Notification of Stockholder Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.

Composition of the Board of Directors; Election and Removal of Directors; Filling Vacancies

Our board of directors consists of one or more directors. In any uncontested elections of directors, a director nominee for our board of directors will be elected by the plurality of the votes cast with respect to such director at a meeting at which a quorum is present.

In a contested election, a plurality voting standard will apply to director elections. Our directors are elected until the expiration of the term for which they are elected and until their respective successors are duly elected and qualified.

Our directors may be removed by the affirmative vote of at least a majority of the holders of our then- outstanding common stock. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of the board, may be filled only by a majority vote of the board of directors then in office, even if less than a quorum, or by the sole remaining director.

Amendment of the Certificate and Bylaws

The Certificate may be amended in any manner permitted under the DGCL and the Bylaws may be amended by the holders of at a majority of the voting power of the then outstanding voting stock or by the board of directors.

Limitations of Liability and Indemnification Matters

Each of the Certificate and Bylaws provide that the Company is required to indemnify its directors and officers to the fullest extent permitted by Delaware law. The Bylaws also obligate us to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding upon delivery us of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision, from which there is no further right to appeal, that such indemnitee is not entitled to be indemnified for such expenses.

We may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A, and its address is 250 Royall St., Canton, Massachusetts 02021. The transfer agent and registrar for our CDIs is Computershare Investor Services Pty Limited, and its address is Level 2, 45 St Georges Terrace, Perth WA 6000 Australia.

Preferred Stock

We may offer shares of our preferred stock from time to time, in one or more series of preferred stock. Pursuant to our certificate of incorporation, we have the authority to issue 10,000,000 shares of preferred stock, $0.0001 par value. As of October 9, 2020, we had no shares of preferred stock outstanding. Our board of directors may, without action by stockholders, issue one or more series of preferred stock. The board may determine for each series the number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences, and limitations. The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could decrease the market price of our common stock. The issuance of preferred stock also could delay, deter, or prevent a change of control of the Company.

We have summarized material provisions of the preferred stock in this section. This summary is not complete. If we offer preferred stock, will file a form of certificate of designation designating the rights and preferences of the preferred stock with the SEC prior to any issuance of preferred stock, and you should read such certificate of designation for provisions that may be important to you.

The certificate of designation and prospectus supplement relating to any series of preferred stock we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the preferred stock;

•	the maximum number of shares of the series of preferred stock;

•	the dividend rate, if any, or the method of calculating and paying the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

•	any liquidation preference;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock;

•	any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity;

•	any voting rights; and

•	any other preferences and relative, participating, optional or other special rights or any qualifications, limitations, or restrictions on the rights of the shares.

Any shares of preferred stock we issue will, at the time of issuance, be fully paid and nonassessable.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock or preferred stock. We may issue warrants independently in an offering or together with any other securities we offer under a prospectus supplement. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent which will be named in the prospectus supplement.

We have summarized material provisions of the warrants and the warrant agreements below. This summary is not complete and will only be complete when described in any prospectus supplement. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you.

A prospectus supplement relating to any warrants that we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the common stock or preferred stock purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

Exercise of Warrants

Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered. Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price provided in the applicable prospectus supplement the principal amount of shares of common stock or shares of preferred stock being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or shares of preferred stock purchasable upon the exercise of the warrants. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

Holders may exercise warrants at any time up to the close of business on the expiration date provided in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

Modifications

We may amend the warrant agreements and the warrants without the consent of the holders of the warrants to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding warrants.

We may also modify or amend certain other terms of the warrant agreements and the warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected. Without the consent of the holders affected, however, no modification or amendment may:

•	shorten the period of time during which the warrants may be exercised; or

•	otherwise materially and adversely affect the exercise rights of the holders of the warrants.

Enforceability of Rights

The warrant agent, as described in the prospectus supplement, will act solely as our agent in connection with the warrants and will not assume any obligations or relationship of agency or trust for or with any warrant holder. The warrant agent will not have any duty or responsibility if we default under the warrant agreements or the warrant certificates. A warrant holder may, without the consent of the warrant agent, enforce by appropriate legal action on its own behalf the holder’s right to exercise the holder’s warrants.

DESCRIPTION OF UNITS

We may also issue units comprised of one or more of the other securities described above in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also a holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time before a specified date.

We have summarized material provisions of the units and the unit agreements below. This summary is not complete and will be complete as described in a prospectus supplement. We will file the form of any unit agreement with the SEC, and you should read the unit agreement for provisions that may be important to you.

A prospectus supplement relating to any units we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether such units will be issued in fully registered or global form.

CHESS DEPOSITARY INTERESTS

Any shares of common stock, or preferred stock, warrants or units that we offer that are otherwise convertible or exercisable into common stock may be issued in Australia in the form of CDI’s or securities convertible or exchangeable into CDI’s. If an offering includes such securities, it will be further described in a prospectus supplement.

PLAN OF DISTRIBUTION

We may from time to time offer and sell, separately or together, some or all of the securities covered by this prospectus. Registration of the securities covered by this prospectus does not mean, however, that the securities will be offered or sold.

The securities covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods, including the following:

•

transactions on the Nasdaq Stock Market LLC or the ASX in accordance with the rules of the ASX (including through at the market offerings) or any other organized market where the securities may be traded;

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	through broker-dealers, who may act as agents or principals;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through offerings of securities exchangeable, convertible or exercisable for the securities;

•	directly to one or more purchasers;

•	through agents; or

•	through any combination of the above.

At any time a particular offer of securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth:

•	the name or names of any underwriters, broker-dealers or agents;

•	the purchase price of the securities and the proceeds to be received by us from the sale;

•	any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts, commissions or concessions allowed or re-allowed or paid to dealers;

•	any additional risk factors applicable to the securities that we propose to sell; and

•	any securities exchange on which the securities may be listed.

Any such required prospectus supplement of which this prospectus is a part will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of securities covered by this prospectus.

Underwriters, broker-dealers or agents may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both the sellers and the purchasers. The compensation received may be in excess of customary discounts, concessions or commissions. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

If dealers are utilized in the sale of offered securities, we will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. If we sell securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. The underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased. We may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities. In connection with such sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Underwriters, broker-dealers or agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, broker-dealers and agents, as well as their respective affiliates, may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

Each series of securities will be a new issue of securities and will have no established trading market other than our common stock which is listed on the Nasdaq Stock Market LLC and our CDI’s which are listed on the ASX. Any common stock sold will be listed on the Nasdaq Stock Market LLC, upon official notice of issuance. Any CDI’s sold will be listed on the ASX in accordance with the rules and regulations of the ASX. The securities, other than our common stock, may or may not be listed on a national securities exchange or other organized market. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities.

LEGAL MATTERS

The validity of the issuance of the shares of common stock, preferred stock, warrants, or units, as applicable, offered hereby will be passed upon for us by K&L Gates LLP, 925 Fourth Avenue, Seattle, WA 98104. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel whom we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Each time securities are offered to be sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with the applicable prospectus supplement, will include or refer you to all material information relating to each offering.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Copies of these reports, proxy statements and other information may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains a Website that contains reports, proxy statements and other information regarding Flow. The address of the SEC web site is http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.avitamedical.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2020 as filed with the SEC on August 27, 2020;

•	our Form 8-K’s dated August 28, 2020, August 31, 2020, and September 10, 2020;

•	a description of our common stock contained in our Form 8-K 12B filed June 30, 2020, including any amendment or reports filed for the purpose of updating this description; and

•

all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed, including those made between the date of the initial registration statement that includes this prospectus and prior to the effectiveness of such registration statement (other than information furnished under Item 2.02 or Item 7.01 of any Form 8-K which information is not deemed filed under the Exchange Act).

You may request and obtain a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

28159 Avenue Stanford, Suite 220,

Valencia, CA 91355

661.367.9170

Attn: David McIntyre, Chief Financial Officer

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the Company. All such fees and expenses, except for the SEC Registration Fee, are estimated:

SEC registration fee	$21,820.00
Legal and accounting fees and expenses	*
Miscellaneous	*

Total*	*

*	These fees are calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Officers and Directors

AVITA Therapeutics’ certificate of incorporation limits the liability of directors to the maximum extent permitted by Section 145 of the Delaware General Corporation Law. Delaware law provides that the directors of a corporation will not be personally liable to such corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derives an improper personal benefit.

The Company provides officers’ and directors’ liability insurance for its officers and directors.

Item 16.	Exhibits

Exhibit No.	Description

1.1	Form of Underwriting Agreement **

3.1	Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 of the Form 8-K12G of the Company filed June 30, 2020.)

3.2	Amended and Restated Bylaws of the Company (Incorporated by reference to Exhibit 3.2 of the Form 8-K12G of the Company filed June 30, 2020.)

3.3	Certificate of Designation of Preferred Stock **

4.1	Form of Preferred Stock Certificate **

4.2	Form of Warrant Agreement (including form of Warrant Certificate) **

4.3	Form of Unit Agreement (including form of Unit Certificate) **

5.1	Opinion of K&L Gates LLP as to the legality of the securities being issued*

23.1	Consent of Grant Thornton LLP*

23.2	Consent of K&L Gates LLP (included within Exhibit 5.1)*

24	Power of Attorney (included in the signature page hereto)

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the issuance of the securities.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by these subparagraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of a registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Valencia, California, on October 9, 2020.

AVITA THERAPEUTICS, INC.

By:	/s/ Dr. Michael Perry
Dr. Michael Perry
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Michael Perry and David McIntyre, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 9, 2020.

/s/ Dr. Michael Perry	Chief Executive Officer and Director
Dr. Michael Perry	(principal executive officer)

/s/ David McIntyre	Chief Financial Officer
David McIntyre	(principal financial and accounting officer)

/s/ Lou Panaccio	Director
Lou Panaccio

Director
Jeremy Curnock Cook

/s/ Louis Drapeau	Director
Louis Drapeau

/s/ Suzanne Crowe	Director
Suzanne Crowe

Director
Damien McDonald